                                                                   Exhibit 10(u)

                      ACQUISITION, AGENCY, INDEMNITY AND
                               SUPPORT AGREEMENT


                                    Between


                           SCIENTIFIC-ATLANTA, INC.


                                      and


                        WACHOVIA CAPITAL MARKETS, INC.



                           Dated as of July 30, 1997

     ACQUISITION, AGENCY, INDEMNITY AND SUPPORT AGREEMENT dated as of JULY 30, 1997 (as it may be amended or supplemented from time to time, this "Agreement"),
                                                                    ---------
by and between SCIENTIFIC-ATLANTA, INC., a Georgia corporation (the "Company"),
                                                                     -------
and WACHOVIA CAPITAL MARKETS, INC. a Georgia corporation (the "Lessor"). All
                                                               ------
capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in Schedule 1.02 to that certain Credit and Investment Agreement dated of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among the
                                           ----------------
Lessor, the Company, the lenders party thereto upon the Syndication Effective Date (the "Lenders"), and Wachovia Bank, N.A., as agent for the Lenders (the
           -------
"Agent").
 -----
                                    RECITALS
                                    --------

           A. The Lessor and the Company are parties to that certain Lease dated of even date herewith (as amended, supplemented or otherwise modified, the "Lease") pursuant to which the Company, as Lessee, has agreed to lease the
 -----
Facility for the Permitted Use in accordance with the terms and conditions set forth in the Lease.

           B. To induce the Lessor to enter into the Lease and the other Operative Documents, the Company has agreed to assume all obligations with respect to the design, acquisition, construction and fit up, maintenance and operation of the Facility and all components thereof, and has agreed to indemnify Lessor, Agent and the Lenders for certain environmental risks relating to the Facility, all as hereinafter provided.

     NOW, THEREFORE, in consideration of the premises and intending to be legally bound by this Agreement, the Company and the Lessor hereby agree as follows:


                                   ARTICLE I

                              Agency Appointment
                              ------------------

     Section 1.1  Appointment of Acquisition/Construction Agent.  The Lessor
                  ---------------------------------------------
hereby appoints the Company, as its agent and attorney-in-fact (in such capacity, the "Acquisition/Construction Agent"), and the
               ------------------------------
Acquisition/Construction Agent hereby agrees to act as the Lessor's agent and attorney-in-fact, to perform certain of the obligations and responsibilities of the Lessor under the Credit Agreement, to cause the Facility to be purchased and designed and to be constructed and completed substantially in accordance with the Permitted Use and in accordance with all Governmental Requirements and Insurance Requirements and to undertake such other powers, duties and obligations as are set forth herein.

     Section 1.2  Term of Agency Relationship.  The agency relationship created
                  ---------------------------
herein between the Acquisition/Construction Agent and the Lessor shall commence as of the date hereof and shall end on the sooner to occur of: (a) the date that the Lessor no longer owns any interest in any portion of the Facility, (b) an "Event of Default" occurs under
Section 17 of the Lease, or (c) the date the Company gives the Agent and the Lessor notice that it will not exercise the option to purchase the Facility pursuant to the terms of the Lease, on which any such date or event the Lessor revokes the Company's right to act as Acquisition/Construction Agent hereunder except to the extent and solely to the extent that such agency relationship expressly continues under Section 1.3(k) hereof and provided that the Acquisition/Construction Agent pays the Final Rent Payment when due. The Lessor may, but is not obligated to, revoke the Company's right and obligation to act as Acquisition/Construction Agent hereunder, any time after a Cancellation Date, Lease Termination Date or Option Date.

     Section 1.3  Powers, Duties and Obligations.  The Acquisition/Construction
                  ------------------------------
Agent shall have the following powers, duties and obligations:

           (a) To make all funding requests for Loans and LI Fundings under
Section 2.02 of the Credit Agreement in compliance with the terms of the Credit Agreement and use the proceeds of each funding received by it only to pay the actual costs set forth in the Advance Notice, make all elections to terminate or to reduce the Commitments under Section 2.03 of the Credit Agreement, and make all elections to continue the Loans and LI Fundings under Section 2.09 of the Credit Agreement and to make any request for extension of the Maturity Date under Section 2.10 of the Credit Agreement;

           (b) To make all payments due under the Lease directly to the Agent for the account of the Lessor;

           (c) To perform all acts which the Acquisition/Construction Agent may deem necessary on behalf of the Lessor, as agent for but only in the name of the Lessor, in connection with Completion, including, without limitation, performing or arranging the purchasing, designing, construction, engineering, assembling and installing of the Facility, and execution and delivery to the Lessor and the Agent of the Completion Certificate in the form attached hereto as Exhibit A upon Completion of the Facility;

           (d) To perform or cause to be performed all work in connection with Completion to be done in a good and workmanlike manner and in compliance with all Governmental Requirements and Insurance Requirements, and in accordance with the Permitted Use;

           (e) (i) To take all actions in effecting the Completion in accordance with the requirements set forth on Schedule 1.3 hereto and in operating and managing the Facility as it would take as a reasonably prudent operator in the management and operation of its own Properties consistent with applicable Governmental Requirements, including, without limitation, fencing or otherwise securing the Site and maintaining with financially sound and reputable insurers, insurance against loss or damage of the kinds and in the amounts customarily insured against by corporations engaged in the ownership and occupancy of Property for the Permitted Use (including without limitation such insurance as may be required pursuant to the Lease), and (ii) to construct, or cause to be constructed by entering into Related Contracts with Vendors, the Facility in a manner necessary to meet Completion on or before the Completion Date.

           (f) To pay, or cause to be paid, in accordance with prudent industry practices in compliance with applicable Governmental Requirements all costs and expenses of Completion and perform all obligations of such Completion, and to perform or cause to be performed all contracts and other agreements, including without limitation all Related Contracts, entered into by or on behalf of the Lessor, and to preserve the Lessor's rights in the Facility and under all Related Contracts;

           (g) To keep the Facility free of all Liens except Permitted Liens, provided that the Company shall have the right to contest Impositions and certain other nonconsensual Liens in accordance with Section 13 of the Lease;

           (h) To transfer and hold all of the evidence of ownership of the Facility in the name of the Lessor;

           (i) To cause all contracts and other agreements, including without limitation all Related Contracts, entered into by the Acquisition/Construction Agent on behalf of the Lessor to be assignable, including, without limitation, the right to be subject to the Security Instruments;

           (j) To avoid purchasing Property from or entering into any agreement with Affiliates of the Acquisition/Construction Agent in connection with the Facility unless upon fair and reasonable terms that are not less favorable to the Lessor than those which might be obtained in an arm's-length transaction between unaffiliated Persons in the same business at the time such terms are agreed upon;

           (k) In the event the Company does not exercise its option to purchase the Facility pursuant to Section 15 of the Lease, to attempt to sell the Facility for cash upon the termination or cancellation of the Lease (with the exclusive right with respect to effecting any such sale for a period not to exceed six (6) months after the Lease Termination Date (the "Exclusivity Period"), but subject to (i) payment of the Final Rent Payment when due, and
(ii) the Lessor's and Agent's prior written approval of the terms of any such sale, unless the net proceeds of such sale are determined by the Agent and the Lessor to be sufficient to pay in full all Tranche B Loans, interest thereon, all unrecovered Lessor Investment, LI Yield, Support Expenses, and all other amounts owed hereunder at such time), and to grant, bargain, sell, convey or contract for the sale or conveyance of the Facility in connection with the duties in this paragraph (k), provided that the Lessor and the Agent shall also have the right (but not the obligation) to sell the Facility and/or solicit bids, each in its sole and absolute discretion, after the Exclusivity Period; and

           (l) To substantially complete the Facility during the Construction Term and if the cost of the Facility exceeds the sum of the Commitments, use the Acquisition/Construction Agent's own funds to complete the Facility during the Construction Term up to the amount of the Completion Costs Payment Limitation, and assign all Property necessary for Completion of the Facility and purchased with the funds of the Acquisition/Construction Agent or its Affiliates to the Lessor to be owned as part of the Facility, provided, however, only such
                                            --------  -------
Property as is necessary to fulfill the requirements of Completion shall be assigned to the Lessor;

           (m) To contract with all Vendors and contractors for supplies, equipment, materials and services, including, without limitation, necessary design work affecting the Facility;

           (n) To keep and maintain proper books and records relating to the accounts of the Facility and the book value of the Facility and the Property comprising the Facility;

           (o) To pay for, exchange or otherwise settle accounts for the acquisition of supplies, equipment, materials or services affecting the Facility;

           (p) To ask for, demand, collect, recover, and receive all moneys which may become due and owing by reason of conveyances, whether by deed, contract, bill of sale or other instruments or to pay for, exchange or otherwise settle accounts for the acquisition of supplies, equipment, materials or services affecting the Facility.

           (q) To ask for, demand, collect, and recover, each in the name of Lessor, any and all sums that may be due on account of any damage to any of the Facility;

           (r) To manage correspondence and conduct communications with all Governmental Authorities with regard to matters affecting the Facility, including, but not limited to, the acquisition of all Permits and satisfaction of all Governmental Requirements and Insurance Requirements and with regard to rights of way and easements, if any, affecting the Facility; and

           (s) To provide the Lessor and the Acquisition/Construction Agent with copies of material Related Contracts executed by the Acquisition/Construction Agent on behalf of the Lessor promptly following such execution.

     Section 1.4  Disclosure.  The Facility Plan will be developed solely by the
                  ----------
Company.  The Acquisition/Construction

Agent shall act in its sole discretion in choosing materials for the Facility and hiring any contractors and subcontractors to work on the Facility. The Lessor, the Agent and the Lenders have no liability for or in respect of the Facility as provided in Section 11 of the Lease and shall be indemnified and held harmless by the Company as provided herein, in the Lease, the Credit Agreement and the other Operative Documents.


                                  ARTICLE II

                  Basic Services, Contracts and Rights, Etc.
                  ------------------------------------------

     Section 2.1  Plans and Design Specifications.  As soon as available, the
                  -------------------------------
Company, at no cost to the Lessor, shall deliver, or cause to be delivered, to the Lessor the Facility Plan and promptly following completion a complete set of all "as-built" plans, drawings and specifications for the Facility, as well as all design information on all equipment, safety systems, and associated improvements and amenities which comprise a portion of the Facility, which items and information to the best of the Company's knowledge shall be true, correct and complete.

     Section 2.2  Access and Parking.  Subject to and in compliance with
                  ------------------
existing safety regulations on the Site and applicable Governmental Requirements and Insurance Requirements, the Company, at no cost to the Lessor, shall provide or cause to be provided, either on site or via easement agreements acceptable to the Lessor and the Agent with adjacent property owners, vehicular (including maintenance and construction equipment) and pedestrian access routes to the Site from a public street and shall make such parking space available thereon as may be necessary for the full use and enjoyment of the Site and the Facility.

     Section 2.3  Easements, Utilities, Services and Contracts.  Within 120 days
                  ---------------------------------------------
prior to the Scheduled Lease Termination Date (or immediately if the Lease terminates on any Cancellation Date or Lease Termination Date which is not a Scheduled Lease Termination Date), and provided that the Company shall not have elected to purchase, or purchased, the Facility pursuant to the terms of the Lease, at all times thereafter for the term of this Agreement, the Company, at no cost to the Lessor, shall provide, either directly or indirectly, to the Lessor, in compliance with all Governmental Requirements (including, without limitation, all Environmental Requirements, Environmental Authorizations and Environment Judgments and Orders and Insurance Requirements), as confirmed by the Agent, (a) all rights of ingress and egress, rights-of-way, easements (which easements shall be reasonably direct and shall provide for access over any servient estate created thereby, including the rights to use existing transmission lines), access and real property licenses and rights in real property over or to the Site, (b) access to storage, transportation and maintenance facilities, fixtures and appurtenances, (c) an inventory of supplies necessary for the full and efficient operation of the

Facility, and (d) services (whether on- or off-Site, including any shared off-site facilities), including, without limitation, water, electricity, heating, ventilation, air conditioning, lighting, security, steam, waste water treatment and sanitation, receiving and shipping facilities as such rights, licenses, easements, services and utilities are or may be necessary for the full and efficient operation of the Facility.

     Section 2.4  Compliance with Governmental Requirements.  The Company
                  -----------------------------------------
represents and warrants to the Lessor that as of the Closing Date, and the Completion Date, and at all times thereafter during the term of this Agreement, the construction, assembly, ownership, use, occupancy, maintenance and operation of the Facility and Property included therein does not and will not cause a violation of any Governmental Requirements or Insurance Requirements.

     Section 2.5  Cost of Services and Rights.  Any and all services described
                  ---------------------------
in Section 2.3(d) and all easements and other rights in real property existing or necessary for the full and efficient operation of the Facility during the term of this Agreement shall be provided (x) to the Lessor at the cost specified in Section 2.3, and (y) in the case of such easements and other rights in real property as aforesaid, on the terms set forth in Section 2.5(b) to any Person acquiring title or use of the Facility other than the Lessor (or the Agent and the Lenders).


                                  ARTICLE III

     Operation and Management of the Facility Following Lease Termination.
     --------------------------------------------------------------------

     Section 3.1  Engagement.  From the date on which the Lease terminates as
                  ----------
provided therein, including any Lease Termination Date or Cancellation Date, through the date this Agreement terminates in accordance with Section 8.4, the Company hereby agrees to (a) provide and perform, or cause to be provided or performed, all services, labor, supervision, management, maintenance, repairs, common facilities and consumables necessary for the operation of the Facility for the Permitted Use, in accordance with all Governmental Requirements and Insurance Requirements, and (b) to perform the additional duties as set forth in this Agreement. In consideration for the Company's performance of its obligations under this Article III, the Lessor agrees to pay the Company a fair market monthly operation and management fee. In the event that the Company and the Lessor are unable to agree on such fee within 15 days of the Lease Termination Date, such fee shall be determined by arbitration proceedings conducted in accordance with the terms of Section 12 of the Ground Lease.

     Section 3.2  Duties and Responsibilities of the Company as Operator of the
                  -------------------------------------------------------------
Facility.
--------

During the period specified in Section 3.1:

           (a) Services. The Company shall (i) perform, or cause to be performed
               --------
on behalf of Lessor, all operation and maintenance of the Facility whatsoever,
(ii) supply, or cause to be supplied, all services, goods and materials required to operate and maintain the Facility, including without limitation, those services, goods and materials referenced in Article II, and (iii) provide such additional services as may be reasonably requested by the Lessor or the Agent for the full and efficient operation of the Facility, all of the foregoing to be done or performed in accordance with the terms and conditions set forth herein.

           (b) Standard of Care. The Company shall perform all of its duties and
               ----------------
obligations under Article II and this Article III in accordance with the standards mandated under Section 7 of the Lease as if fully set forth herein (which standards are hereby incorporated, with any necessary changes in points of detail, herein by reference) and in a good, workmanlike and commercially reasonable manner. The Company shall exercise such care and in the same manner as a prudent Person engaged in the business of managing and operating Property similar to the Facility and used in a similar location for the Permitted Use would in the advancement and protection of such Person's own economic interests. Maintenance shall be scheduled so as to minimize interference with the use, occupation and operation of the Facility and cost consistent with good industry operating and safety standards and all Governmental Requirements and Insurance Requirements.

           (c) Compliance with Governmental Requirements and Insurance
               -------------------------------------------------------
Requirements. The Company shall comply with, and cause the Facility (including
------------
the maintenance, use, occupation and operation thereof) and all personnel of the Company, and all contractors or other entities, to comply with, the Insurance Requirements (which Insurance Requirements are hereby incorporated, with any necessary changes in points of detail, herein by reference as if fully set forth herein) and all Governmental Requirements in effect from time to time.

           (d) Personnel. The Company shall at all times employ, or cause to be
               ---------
employed, qualified and properly trained personnel to perform the Company's obligations under this Agreement, and shall pay all wages and benefits required by law or contract. The Company shall be responsible for all matters relating to labor relations, working conditions, training, employee benefits, safety programs and related matters pertaining to such employees. The Lessor and the Agent shall have the right to request the removal from the Facility of any personnel deemed unqualified by the Lessor or the Agent.

           (e) Warranties and Guarantees. The Company shall use its best
               -------------------------
reasonable efforts consistent with good industry practices to obtain warranties for the Lessor for parts, equipment, materials or services provided by third-party suppliers in fulfilling the

Company's obligations under this Agreement. The Company shall comply with all applicable warranties and guarantees presented by Vendors or contractors, and shall take no action that in any way impairs any rights or claims of the Lessor under this Agreement or any Vendor's or other Person's warranty.

           (f) Consultations. Notwithstanding any other provision of this
               -------------
Agreement, the Company will consult with the Lessor and/or the Agent and any other independent experts appointed by or on behalf of the Lessor or the Agent to review any matter pertaining directly or indirectly to the performance of the Company's obligations under this Agreement and the Company shall provide them with access, during normal business hours and upon no less than two (2) days' prior written notice, to the Facility and shall make available to such experts, at the Company's expense, all information, reports, logs and other documents, and shall make the Company's personnel available for consultation with such experts, all as requested by the Lessor or the Agent.

           (g) Permits. The Company shall apply for and maintain in full force
               -------
and effect, at the cost and expense of the Company, any and all Applicable Permits required to be obtained, maintained or held by either the Company or the Lessor as and when required by law to be obtained and in proper form therefor and maintain all such Applicable Permits in full force and effect.

           (h) Compliance with Law; Certain Agreements.
               ---------------------------------------

               (i) The Company shall also comply with, and cause the Facility (and its operation) to comply with, the various requirements imposed on the Lessee set forth in Sections 7, 9, 10, 12, 13, 14, 16 and 20 of the Lease (which sections are hereby incorporated, with any necessary changes in points of detail, herein by reference as if fully set forth herein).

               (ii) The Company shall also not take or fail to take any action which would result in the failure of the Facility to be operated on a continuing basis for the Permitted Use in accordance with in the Facility design as specified in the Facility Plan.

           (i) Removal. The Lessor, with the prior written consent of the Agent,
               -------
may at any time, terminate its engagement of the Company under this Article III to maintain and operate the Facility, without terminating this Agreement pursuant to Section 8.4; provided, however, that the Lessor shall, upon two
                         --------  -------
week's written notice to the Company, be entitled to request the Company to resume its duties under this Agreement for the duration of the term of this
Article III to maintain and operate the Facility and the Company shall comply with such request.

           (j) Independent Contractor Status.  The Lessor acknowledges that the
               -----------------------------
Company, in performing its duties under this Article III to maintain and operate the Facility, is acting as an independent contractor and except as otherwise expressly provided by this Agreement, the Lessor shall have no right to control the conduct of the Company or its personnel in the proper performance of the obligations of the Company under this Agreement. The Company acknowledges that the Lessor is the owner of the Facility and, as such, is entitled to control the Facility and its use, subject to the provisions of this Agreement and of the Lease.


                                  ARTICLE IV

                          Environmental Due Diligence
                          ---------------------------

     The Company hereby certifies and represents to the Lessor, the Agent and the Lenders that the Company (both in its individual capacity and in its capacity as Acquisition/Construction Agent) has performed or caused to be performed an Environmental Assessment and such other inspections, investigations and analyses of the Facility as is necessary to carry out its obligations hereunder and under the other Operative Documents and to enable the Company to provide knowledgeably the warranties, representations and covenants regarding environmental matters affecting or which could affect the Facility under Sections 8.11, 8.12 and 8.13 of the Credit Agreement and under applicable provisions of the other Operative Documents, including without limitation, representations, warranties and covenants relating any environmental conditions existing prior to the acquisition of the Ground Lease pertaining to the Site and of the Improvements, by the Lessor. The Company further understands and agrees that Lessor's willingness to acquire the Ground Lease pertaining to the Site and the Improvements and enter into the Operative Documents is, inter, alia, in
                                                            -----  ----
reliance upon and in consideration of the fulfillment by the Company of the environmental due diligence requirements required herein, the representations, warranties and covenants set forth in the Credit Agreement and the other Operative Documents and the indemnities set forth under Article V below.


                                   ARTICLE V

                                Indemnification
                                ---------------

     Section 5.1  Indemnities; Defending Claims.  The Company agrees that its
                  -----------------------------
obligations and liabilities set forth in clauses (b) through and including (h) of Section 11.03 of the Credit Agreement survive the termination of the Credit Agreement and, without limitation, apply to the agreements set forth in this Agreement between the Company and the Lessor.

     Section 5.2  Survival.  The obligations of the Company under this Article
                  --------
V shall survive the expiration or any termination of this Agreement (whether by operation of law or otherwise) and the payment of amounts owed by the Lessor and the Company under this Agreement, the Credit Agreement, the Notes, and the other Operative Documents.

     Section 5.3  Payment upon Demand.  Upon demand for payment by any
                  -------------------
Indemnified Party of any Indemnified Risks incurred by it for which indemnification is sought, the Company shall pay when due and payable the full amount of such Indemnified Risks to the appropriate party as provided in Section
11.03 of the Credit Agreement.

     Section 5.4  Acknowledgement of Scope of Indemnity.  The Company
                  -------------------------------------
acknowledges and agrees that (a) its obligations under this Article V are intended to include and extend to (without limitation) any and all liabilities, Liens, Taxes, losses, obligations, claims, damages (including, without limitation, penalties, fines, court costs and administrative service fees), penalties, demands, causes of action, suits, proceedings (including any investigations, litigation or inquiries), judgments, orders, sums paid in settlement of claims, costs and expenses (including, without limitation, response and mediation costs, stabilization costs, encapsulation costs, and treatment, storage or disposal costs), imposed upon or incurred by or asserted at any time against any Indemnified Party (whether or not indemnified against by any other party) as a result of, arising directly or indirectly out of or in any way related to (i) the treatment, storage, disposal, generation, use, transport, movement, presence, release, threatened release, spill, installation, sale, emission, injection, leaching, dumping, escaping or seeping of any Hazardous Materials containing or alleged to contain hazardous substance at, under, onto, above, within or from the Facility or any part thereof or any business conducted on or related to the Facility or the Site; (ii) the violation or alleged violation of any Environmental Requirements relating to or in connection with the Facility or any part thereof or any acts or omissions thereon or relating thereto; (iii) all other federal, state and local laws designed to protect the environment or persons or property therein, whether now existing or hereinafter enacted, promulgated or issued by any governmental authority relating to or in connection with the Facility or any part thereof or any acts or omissions thereon or relating thereto; (iv) the Company's failure to comply with its obligations under Section 7 of the Lease; and (v) any abandonment of the Facility by the Company.

     Section 5.5  Best Efforts Notice.  In case any action shall be brought
                  -------------------
against any Indemnified Party in respect of which indemnity may be sought against the Company, such Indemnified Party shall use best efforts to promptly notify the Company in writing, but the failure to give such prompt notice shall not relieve the Company from liability hereunder.


                                   ARTICLE VI

                       Reversion of Rights and Contracts.
                       ---------------------------------

     Upon payment of the Purchase Price as provided in Section 15 of the Lease:
(a) the various agreements, licenses, Applicable

Permits and contracts, including without limitation Related Contracts, to be provided hereunder by Company to the Lessor shall revert to the Company (or be transferred to the Company), (b) service contracts with the Company, property rights and licenses granted by the Company to the Lessor shall terminate or be transferred to the Company, and (c) third-party service contracts shall be assigned by the Lessor to the Company, all the foregoing transfers and assignments to be made without recourse and without any representation or warranty whatsoever. Upon the termination of the Lease and the failure of the Company or one of its Affiliates to purchase the Facility as provided in Section 15 of the Lease, all such agreements, Applicable Permits, contracts, property rights and licenses and Third Party service contracts, including without limitation Related Contracts, shall remain in place unless terminated by the Lessor with the consent of the Agent.


                                  ARTICLE VII

                              Additional Support.
                              ------------------

     In the event that none of the Company, or any of its Affiliates purchases the Facility from the Lessor pursuant to the Lease, the parties hereto agree to negotiate in good faith to provide to the Lessor such support in addition to that provided for in this Agreement as the Lessor or the Agent may deem necessary to maintain, use, occupy and operate the Facility for the Permitted Use or any other purpose requested by the Lessor.


                                  ARTICLE VIII

                                 Miscellaneous.
                                 -------------

     Section 8.1  Governing Law; Assignability, etc.  This Agreement (including,
                  ----------------------------------
but not limited to, the validity and enforceability hereof) shall be construed in accordance with the laws of the State of Georgia. This Agreement supersedes all prior agreements among or between the parties with respect to the matters addressed herein and shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, subject to Section 11.06 of the Credit Agreement. After the expiration or the termination of the Lease, and provided that the Company (or an Affiliate thereof) shall not have purchased the Facility in accordance with the terms of the Lease, the Lessor may, at any time, assign its rights hereunder to any permitted sublessee of the Site or assignee of the Lessor under the Lease, without the prior written consent of the Company. The Company may not delegate all or any part of its obligations or assign any of its rights hereunder without the prior written consent of the Lessor and the Agent.

     Section 8.2  Jurisdiction.  Jurisdiction hereunder shall be governed by the
                  ------------
provisions governing jurisdiction set forth in Section 11.14 of the Credit Agreement which provisions are hereby incorporated herein, with any necessary
                                                           ------------------
changes in points of detail, by reference as if fully set forth herein.
---------------------------

     Section 8.3  Amendments.  No change, waiver, amendment or modification of
                  ----------
any of the provisions of this Agreement shall be valid unless set forth in a written instrument signed by the parties hereto, in compliance with the requirements set forth in the Credit Agreement.

     Section 8.4  Term; Option.  Except as otherwise expressly provided herein,
                  ------------
this Agreement and the parties' obligations hereunder shall commence on the date hereof and shall terminate upon the expiration or other termination of the Exclusivity Period, subject to the provisions of Section 3.2 hereof.

     Section 8.5  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts, each of which shall be an original, and all of which together shall constitute but one and the same instrument. This Agreement may be delivered by facsimile transmission of the relevant signature pages hereof.

     Section 8.6  Further Assurances.  The Company shall take all appropriate
                  ------------------
actions and shall execute any documents, instruments or conveyances of any kind which may be necessary or advisable to carry out the provisions hereof, including, without limitation, all actions and documents required by Governmental Authorities, and respond to all inquiries of Governmental Authorities concerning the Facility.

     IN WITNESS WHEREOF, the parties hereto have caused this Agency Agreement hereto to be entered into by one of its officers thereunto duly authorized.


                                 SCIENTIFIC-ATLANTA, INC.


                                 By: /s/ H.A. Wagner
                                    ------------------------------------
                                       Name:  Harvey A. Wagner
                                       Title: Senior Vice President-Finance,
                                              Chief Financial Officer and
                                              Treasurer


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

                                        WACHOVIA CAPITAL MARKETS, INC.


                                        By: /s/ Joseph J. Thomas
                                           ------------------------------------
                                              Name:  Joseph J. Thomas
                                                   ----------------------------
                                              Title:  Senior Vice President
                                                    ---------------------------

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